Exhibit 99.2

           Attachment to Form 3 in accordance with instruction 5(b)(v)

                        FORM 3/A JOINT FILER INFORMATION



Name and Address:                           Third Point Partners L.P.
                                            c/o Third Point LLC
                                            390 Park Avenue
                                            New York, NY  10022

Date of Event Requiring Statement:          July 7, 2008
Issuer and Ticker Symbol:                   Baseline Oil & Gas Corp. (BOGA)
Relationship to Issuer:                     10% Owner
Designated Filer:                           Third Point LLC

Date of Original Filed:                     July 17, 2008


TABLE I INFORMATION

None.


TABLE II INFORMATION

Title of Derivative Security:               14% Senior Subordinated Convertible
                                            Secured Notes due 2013
Date Exercisable:                           10/01/2007
Expiration Date:                            10/01/2013
Title of Underlying Securities:             Common Stock (3)
Amount or Number of Shares:                 4,607,313
Conversion or Exercise Price:               (2)
Ownership Form:                             D (4)
Nature of Indirect Beneficial Ownership:    n/a